Exhibit 10.3

EXCLUSIVE LICENSE AGREEMENT

BETWEEN

MYRIAD GENETICS, INC.

AND

THE TRUSTEES OF THE UNIVERSITY OF PENNSYLVANIA

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

This Exclusive License Agreement (“AGREEMENT”) is made by and between The Trustees of the University of Pennsylvania, a Pennsylvania nonprofit corporation, with offices located at 3700 Market Street, Suite 300, Philadelphia, Pennsylvania 19104-3147 (“PENN”) and Myriad Genetics, Inc., a corporation organized and existing under the laws of Delaware (“MYRIAD”), having a place of business at 390 Wakara Way, Salt Lake City, UT 84108.

This AGREEMENT is effective as of 3/13/1996 (“EFFECTIVE DATE”).

RECITALS

WHEREAS, PENN jointly owns and is a joint proprietor of certain intellectual property developed by [***] of PENN’s School of Medicine relating to the human BRCA-2 breast cancer gene; and,

WHEREAS, PENN jointly owns, with Myriad and others, applications for United States letters patent listed in Attachment 1 and attached hereto and foreign counterparts relating to the foregoing intellectual property developed by [***]; and,

WHEREAS, MYRIAD has participated in a collaborative research program with [***] relating to the human BRCA-2 breast cancer gene pursuant to the terms of a material transfer agreement dated as of 1/19/1995 (“MATERIAL TRANSFER AGREEMENT”); and,

WHEREAS, MYRIAD desires to secure the exclusive right and license to use, develop, manufacture, have manufactured, market, have marketed and exploit the intellectual property developed jointly by [***] and MYRIAD described in Attachment 1 hereto; and,

WHEREAS, PENN has determined that the exploitation of the intellectual property of [***] is in the best interest of PENN and is consistent with its educational and research missions and goals; and,

NOW, THEREFORE, in consideration of the premises and of the promises and covenants contained herein and intending to be legally bound hereby, the parties agree as follows:

ARTICLE 1—DEFINITIONS

1.1 BANKRUPTCY EVENT means MYRIAD becomes insolvent, or voluntary or involuntary proceedings by or against MYRIAD are instituted in bankruptcy or under any insolvency law, or a receiver or custodian is appointed for MYRIAD, or proceedings are instituted by or against MYRIAD for corporate reorganization or the dissolution of MYRIAD, which proceedings, if voluntary, shall not have been dismissed within sixty (60) days after the date of filing, or MYRIAD makes an assignment for the benefit of creditors, or substantially all of the assets of MYRIAD are seized or attached and not released within sixty (60) days thereafter.

1.2 CALENDAR QUARTER means each three-month period, or any portion thereof, beginning on January 1, April 1, July 1 and October 1.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.3 CALENDAR YEAR means a period of twelve (12) months beginning on January 1 and ending on December 31.

1.4 CONFIDENTIAL INFORMATION means and includes all technical information, inventions, developments, discoveries, software, know-how, methods, techniques, formulae, data, processes and other proprietary ideas, whether or not patentable or copyrightable, that PENN identifies as confidential or proprietary at the time it is delivered or communicated to MYRIAD.

1.5 FAIR MARKET VALUE means the cash consideration which MYRIAD or its sublicensee would realize from an unaffiliated, unrelated buyer in an arm’s length sale of an identical item sold in the same quantity and at the same time and place of the transaction.

1.6 FEDERAL GOVERNMENT INTEREST means the rights of the United States Government under Public Laws 96-517, 97-256 and 98-620, codified at 35 U.S.C. 200-212, and any regulations issued thereunder, as statute or regulations may be amended from time to time hereafter.

1.7 FIELD OF USE means any and all applications and uses of the BRCA-2 breast cancer gene, including but not limited to all diagnostic and therapeutic applications.

1.8 JOINT LICENSED PRODUCT(S) means products which in the absence of this AGREEMENT would infringe at least one claim of JOINT PATENT RIGHTS or products which are made using a process or machine covered by a claim of JOINT PATENT RIGHTS.

1.9 JOINT PATENT RIGHTS means those United States patent applications and foreign counterparts including continuation, divisional and re-issue applications thereof and continuation-in-part applications thereof based upon intellectual property discovered by PENN through [***] jointly with one or more inventors of MYRIAD, as a result of the collaborative research between the parties, together with any and all patents issuing thereupon.

1.10 NET SALES means the gross sales amounts or, if such consideration does not exist, FAIR MARKET VALUE received by MYRIAD or its sublicensee from the SALE of any JOINT LICENSED PRODUCT(S), in each case, in finished package form suitable for distribution to physicians, pharmacies, hospitals or other final users, less qualifying costs directly attributable to such SALE borne by MYRIAD or its sublicensee.

1.10.1 Such qualifying costs shall be limited to the following:

1.10.1.1 Discounts, in amounts customary in the trade, for quantity purchases, prompt payments and for wholesalers and distributors.

1.10.1.2 Credits or refunds, not exceeding the original invoice amount, for claims or returns.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.10.1.3 Prepaid outbound transportation expenses and transportation insurance premiums.

1.10.1.4 Sales excise and use taxes, tariff, import/export duties and other fees imposed by a governmental agency.

1.11 SALE means any bona fide transaction for which consideration is received or expected for the sale, use, lease, transfer or other disposition of JOINT LICENSED PRODUCTS. A SALE of JOINT LICENSED PRODUCTS shall be deemed completed at the time MYRIAD or its sublicensee invoices, ships, or receives payment for such JOINT LICENSED PRODUCTS, whichever occurs first.

ARTICLE 2—LICENSE GRANT

2.1 PENN grants to MYRIAD for the term of this AGREEMENT an exclusive, world-wide right and license, with the right to grant sublicenses, to make, have made, use and sell JOINT LICENSED PRODUCTS. No other rights or licenses are granted hereunder.

2.2 The license grant of this Article 2 is exclusive but for the reserved right of PENN to use and permit other nonprofit organizations to use the JOINT PATENT RIGHTS, under a written agreement protecting the commercial rights of MYRIAD, for educational and research purposes.

2.3 MYRIAD acknowledges that in accordance with the FEDERAL GOVERNMENT INTEREST, the United States government retains certain rights in intellectual property funded in whole or part under any contract, grant or similar agreement with a Federal agency, including but not limited to the requirement that JOINT LICENSED PRODUCTS subject to SALE in the United States must be substantially manufactured in the United States. The license grant of this Article 2 is expressly subject to all of such rights.

2.4 The right to sublicense conferred upon MYRIAD under this AGREEMENT is subject to the following conditions:

2.4.1 In each such sublicense, the sublicensee shall be prohibited from further sublicensing without express written permission from PENN which shall not be unreasonably withheld, and shall be subject to the terms and conditions of the license granted to MYRIAD under this AGREEMENT.

2.4.2 MYRIAD shall forward to PENN, within thirty (30) days of execution, a complete and accurate copy written in the English language of each sublicense granted hereunder. PENN’ S receipt of such sublicense shall not constitute an approval of such sublicense or a waiver of any of PENN’s rights or MYRIAD’s obligations hereunder.

2.4.3 If MYRIAD becomes subject to a BANKRUPTCY EVENT, all payments then or thereafter due and owing to MYRIAD from its sublicensees shall upon notice from PENN to any such sublicensee become payable directly to PENN for the account of MYRIAD; provided however, that PENN shall remit to MYRIAD the amount by which such payments exceed the amounts owed by MYRIAD to PENN.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.4.4 Notwithstanding any such sublicense, MYRIAD shall remain primarily liable to PENN for all of MYRIAD’S duties and obligations ,contained in this AGREEMENT, and any act or omission of a sublicensee which would be a breach of this AGREEMENT if performed by MYRIAD shall be deemed to be a breach by MYRIAD of this AGREEMENT.

ARTICLE 3—ROYALTIES

3.1 ROYALTIES

3.1.1 In consideration of the exclusive license granted herein, MYRIAD shall pay to PENN a royalty of [***] of the NET SALES of JOINT LICENSED PRODUCTS made, made for, used or sold by MYRIAD and any sublicensees.

3.1.2 In the event that a JOINT LICENSED PRODUCT is sold in the form of a combination product containing one or more active ingredients (such as the BRCA-1 gene) which are themselves not JOINT LICENSED PRODUCTS, the NET SALES shall be calculated by multiplying the sales price of such combination product by the fraction A/(A+B) where A is the invoice price or FAIR MARKET VALUE of the JOINT LICENSED PRODUCT and B is the total invoice price or FAIR MARKET VALUE of the other active ingredients. In the case of a combination product which includes one or more JOINT LICENSED PRODUCTS, the NET SALES upon which the royalty due PENN is based shall not be less than the normal aggregate NET SALES for such JOINT LICENSED PRODUCTS.

3.2 MILESTONES

3.2.1 MYRIAD shall use its [***] to develop for commercial use and to market JOINT LICENSED PRODUCTS [***].

3.2.2 MYRIAD shall provide PENN on each [***] with written reports, setting forth in such detail as PENN may reasonably request, the progress of the development, evaluation, testing and commercialization of the JOINT LICENSED PRODUCTS. MYRIAD shall also notify PENN within [***] of any JOINT LICENSED PRODUCT.

3.3 REPORTS AND RECORDS

3.3.1 MYRIAD shall deliver to PENN within [***] after the end of each CALENDAR QUARTER a report, certified by the chief financial officer of MYRIAD setting forth in reasonable detail the calculation of the royalties due to PENN for such CALENDAR QUARTER, including, without limitation:

3.3.1.1 Number of JOINT LICENSED PRODUCTS involved in SALES, listed by country.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3.3.1.2 Gross consideration for SALES of JOINT LICENSED PRODUCTS, including all amounts invoiced, billed, or received.

3.3.1.3 Qualifying costs, as defined in Section 1.10, listed by category of cost.

3.3.1.4 NET SALES of JOINT LICENSED PRODUCTS listed by country.

3.3.1.5 Royalties owed to PENN, listed by category, including without limitation earned and sublicensee-derived categories.

3.3.2 Royalties payable under Section 3.1 hereof shall be paid within [***] following the last day of the CALENDAR QUARTER in which the royalties accrue and shall accompany the report of Section 3.3.1.

3.3.3 MYRIAD will maintain and cause its sublicensees to maintain, complete and accurate books and records which enable the royalties payable hereunder to be verified. The records for each CALENDAR QUARTER shall be maintained for [***] after the submission of each report under Article 3 hereof. Upon reasonable prior notice to MYRIAD, PENN and its accountants shall have access to all books and records relating to the SALES of JOINT LICENSED PRODUCTS by MYRIAD and its sublicensees to conduct a review or audit thereof. Such access shall be available not more than once each CALENDAR YEAR, during normal business hours, and for each of three years after the expiration or termination of this AGREEMENT. If PENN determines that MYRIAD has underpaid royalties by [***] or more, MYRIAD will pay the costs and expenses of PENN and its accountants in connection with their review or audit.

3.4 CURRENCY, PLACE OF PAYMENT, INTEREST

3.4.1 All dollar amounts referred to in this AGREEMENT are expressed in United States dollars. All payments to PENN under this AGREEMENT shall be made in United States dollars by check payable to “The Trustees of the University of Pennsylvania.”

3.4.2 If MYRIAD receives revenues from SALES of JOINT LICENSED PRODUCTS in currency other than United States dollars, revenues shall be converted into United States dollars at the conversion rate for the foreign currency as published in the eastern edition of The Wall Street Journal as of the last business day of the applicable CALENDAR QUARTER.

3.4.3 Amounts that are not paid when due shall accrue interest from the due date until paid, at a rate equal to [***] per month (or the maximum allowed by law, if less).

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE 4—CONFIDENTIALITY

4.1 CONFIDENTIALITY

4.1.1 MYRIAD agrees to maintain in confidence and not to disclose to any third party any CONFIDENTIAL INFORMATION of PENN received pursuant to this AGREEMENT. MYRIAD agrees to ensure that its employees have access to CONFIDENTIAL INFORMATION only on a need-to-know basis and are obligated in writing to abide by MYRIAD’s obligations hereunder. The foregoing obligation shall not apply to:

4.1.1.1 information that is known to MYRIAD or independently developed by MYRIAD prior to the time of disclosure, in each case, to the extent evidenced by written records promptly disclosed to PENN upon receipt of the CONFIDENTIAL INFORMATION;

4.1.1.2 information disclosed to MYRIAD by a third party that has a right to make such disclosure;

4.1.1.3 information that becomes patented, published or otherwise part of the public domain as a result of acts by PENN or a third person obtaining such information as a matter of right; or

4.1.1.4 information that is required to be disclosed by order of United States governmental authority or a court of competent jurisdiction; provided that MYRIAD shall use its best efforts to obtain confidential treatment of such information by the agency or court.

4.2 PENN shall not be obligated to accept any confidential information from MYRIAD. PENN bears no institutional responsibility for maintaining the confidentiality of any confidential information of MYRIAD.

4.3 The placement of a copyright notice on any CONFIDENTIAL INFORMATION shall not be construed to mean that such information has been published and will not release MYRIAD from its obligation of confidence hereunder.

ARTICLE 5—TERM AND TERMINATION

5.1 This AGREEMENT, unless sooner terminated as provided herein, shall terminate upon the expiration of the last to expire or become abandoned of the JOINT PATENT RIGHTS.

5.2 MYRIAD may, at its option, terminate this AGREEMENT at any time by doing all of the following:

5.2.1 By ceasing to make, have made, use and sell all JOINT LICENSED PRODUCTS; and

5.2.2 By terminating all sublicenses, and causing all sublicensees to cease making, having made, using and selling all JOINT LICENSED PRODUCTS; and

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

5.2.3 By giving sixty (60) days notice to PENN of such cessation and of MYRIAD’s intent to terminate; and

5.2.4 By tendering payment of all accrued royalties.

5.3 PENN may terminate this AGREEMENT if any of the following occur:

5.3.1 MYRIAD becomes more than sixty (60) days in arrears in payment of royalties or expenses due pursuant to this AGREEMENT and MYRIAD does not provide full payment immediately upon demand; or

5.3.2 MYRIAD becomes subject to a BANKRUPTCY EVENT; or

5.3.3 MYRIAD breaches this AGREEMENT and does not cure such breach within sixty (60) days written notice thereof.

5.4 PENN may also terminate this AGREEMENT if:

5.4.1 five years have elapsed from the EFFECTIVE DATE of this AGREEMENT; and

5.4.2 MYRIAD has not submitted a JOINT LICENSED PRODUCT for FDA, or its foreign equivalent, regulatory approval; or

5.4.3 MYRIAD has not made a SALE of a JOINT LICENSED PRODUCT or has no sublicensees doing so; or

5.4.4 MYRIAD has not met milestones specified in Section 3.2; and

5.4.5 PENN has given MYRIAD sixty (60) days notice of intent to terminate.

5.5 If MYRIAD becomes subject to a BANKRUPTCY EVENT, all duties of PENN and all rights (but not duties) of MYRIAD under this AGREEMENT shall immediately terminate without the necessity of any action being taken either by PENN or by MYRIAD. To secure the complete and timely payment and satisfaction of all MYRIAD’s royalty obligations under this AGREEMENT, MYRIAD hereby grants to PENN a security interest, effective immediately, in MYRIAD’s entire right, title and interest in and to this AGREEMENT and to all inventories of JOINT LICENSED PRODUCTS now or hereafter owned by MYRIAD. In addition to any rights or remedies provided for under this AGREEMENT, PENN shall have all of the rights and remedies of a secured party under the Uniform Commercial Code. Upon the request and at the sole expense of PENN, MYRIAD shall execute any and all instruments or documents as shall be reasonably necessary to evidence and perfect such security interest in any jurisdiction.

5.6 Upon termination of this AGREEMENT, MYRIAD shall, at PENN’ s request, return to PENN all CONFIDENTIAL INFORMATION fixed in any tangible medium of expression as well as any data generated by MYRIAD during the term of this AGREEMENT which will facilitate the development of the technology licensed hereunder.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

5.7 MYRIAD’s obligation to pay royalties accrued under Article 3 hereof shall survive termination of this AGREEMENT. In addition, the provisions of Articles 4, 5, 8, 9 and 10 shall survive such termination.

ARTICLE 6—PATENT MAINTENANCE AND REIMBURSEMENT

6.1 MYRIAD shall [***] prosecute and maintain JOINT PATENT RIGHTS at its sole expense and shall promptly reimburse PENN for all expenses and other charges incident to the preparation of JOINT PATENT RIGHTS. PENN shall provide MYRIAD with itemized statements reflecting these expenses and MYRIAD shall reimburse PENN for such expenses within [***] after receipt of such statement.

6.2 MYRIAD and its sublicensees shall comply with all United States and foreign laws with respect to patent marking of JOINT LICENSED PRODUCTS.

ARTICLE 7—INFRINGEMENT AND LITIGATION

7.1 PENN and MYRIAD are responsible for notifying each other promptly of any infringement of JOINT PATENT RIGHTS which may come to their attention, including notice to the other of any certification filed under the United States “Drug Price Competition and Patent Term Restoration Act of 1984”. PENN and MYRIAD shall consult one another in a timely manner concerning any appropriate response thereto.

7.2 MYRIAD shall have the right, but not the obligation to prosecute such infringement at its own expense. MYRIAD shall not settle or compromise any such suit in a manner that imposes any obligations or restrictions on PENN or grants any rights to the JOINT PATENT RIGHTS, without PENN’S written permission. Financial recoveries from any such litigation will first be applied to reimburse MYRIAD for its litigation expenditures with additional recoveries being paid to MYRIAD, subject to a royalty due PENN based on the provisions of Article 3 hereof.

7.3 If MYRIAD fails to prosecute such infringement, PENN shall have the right, but not the obligation, to prosecute such infringement at its own expense. In such event, financial recoveries will be entirely retained by PENN.

7.4 In any action to enforce any of the JOINT PATENT RIGHTS, either party, at the request and expense of the other party shall cooperate to the fullest extent reasonably possible. This provision shall not be construed to require either party to undertake any activities, including legal discovery, at the request of any third party except as may be required by lawful process of a court of competent jurisdiction.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE 8—DISCLAIMER OF WARRANTY; INDEMNIFICATION

8.1 THE JOINT PATENT RIGHTS, JOINT LICENSED PRODUCTS AND ALL OTHER TECHNOLOGY LICENSED UNDER THIS AGREEMENT ARE PROVIDED ON AN “AS IS” BASIS AND PENN MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT THERETO. BY WAY OF EXAMPLE BUT NOT OF LIMITATION, PENN MAKES NO REPRESENTATIONS OR WARRANTIES (i) OF COMMERCIAL UTILITY; (ii) OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE; OR (iii) THAT THE USE OF THE JOINT PATENT RIGHTS, JOINT LICENSED PRODUCTS AND ALL TECHNOLOGY LICENSED UNDER THIS AGREEMENT WILL NOT INFRINGE ANY PATENT, COPYRIGHT OR TRADEMARK OR OTHER PROPRIETARY OR PROPERTY RIGHTS OF OTHERS_ PENN SHALL NOT BE LIABLE TO MYRIAD, MYRIAD’S SUCCESSORS OR ASSIGNS OR ANY THIRD PARTY WITH RESPECT TO: ANY CLAIM ARISING FROM THE USE OF THE JOINT PATENT RIGHTS, JOINT LICENSED PRODUCTS AND ALL TECHNOLOGY LICENSED UNDER THIS AGREEMENT OR FROM THE MANUFACTURE, USE OR SALE OF JOINT LICENSED PRODUCTS; OR ANY CLAIM FOR LOSS OF PROFITS, LOSS OR INTERRUPTION OF BUSINESS, OR FOR INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OF ANY KIND.

8.2 MYRIAD will defend, indemnify and hold harmless PENN, its trustees, officers, agents and employees (individually, an “Indemnified Party”, and collectively, the “Indemnified Parties”), from and against any and all liability, loss, damage, action, claim or expense suffered or incurred by the Indemnified Parties (including attorney’s fees) (individually, a “Liability”, and collectively, the “Liabilities”) that results from or arises out of: (a) the development, use, manufacture, promotion, sale or other disposition, of any JOINT PATENT RIGHTS or JOINT LICENSED PRODUCTS by MYRIAD, its assignees, sublicensees, vendors or other third parties; (b) breach by MYRIAD of any covenant or agreement contained in this AGREEMENT; and (c) the enforcement by an Indemnified Party of its rights under this Section. Without limiting the foregoing, MYRIAD will defend, indemnify and hold harmless the Indemnified Parties from and against any Liabilities resulting from:

8.2.1 any product liability or other claim of any kind related to the use by a third party of a JOINT LICENSED PRODUCT that was manufactured, sold or otherwise disposed by MYRIAD, its assignees, sublicensees, vendors or other third parties;

8.2.2 a claim by a third party that the JOINT PATENT RIGHTS or the design, composition, manufacture, use, sale or other disposition of any JOINT LICENSED PRODUCT infringes or violates any patent, copyright, trademark or other intellectual property rights of such third party; and

8.2.3 clinical trials or studies conducted by or on behalf of MYRIAD relating to the JOINT PATENT RIGHTS or JOINT LICENSED PRODUCTS, including, without limitation, any claim by or on behalf of a human subject of any such clinical trial or study, any claim arising from the procedures specified in any protocol used in any such clinical trial or study, any claim of deviation, authorized or unauthorized, from the protocols of any such clinical trial or study, and any claim resulting from or arising out of the manufacture or quality control by a third party of any substance administered in any clinical trial or study.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

8.3 The Indemnified Party shall promptly notify MYRIAD of any claim or action giving rise to Liabilities subject to the provisions of the foregoing Section. MYRIAD shall have the right to defend any such claim or action, at its cost and expense. MYRIAD shall not settle or compromise any such claim or action in a manner that imposes any restrictions or obligations on PENN or grants any rights to the JOINT PATENT RIGHTS or JOINT LICENSED PRODUCTS without PENN’s prior written consent. If MYRIAD fails or declines to assume the defense of any such claim or action within thirty (30) days after notice thereof, PENN may assume the defense of such claim or action for the account and at the risk of MYRIAD, and any Liabilities related thereto shall be conclusively deemed a liability of MYRIAD. MYRIAD shall pay promptly to the Indemnified Party any Liabilities to which the foregoing indemnity relates, as incurred. The indemnification rights of PENN or other Indemnified Party contained herein are in addition to all other rights which such Indemnified Party may have at law or in equity or otherwise.

8.4 INSURANCE

8.4.1 MYRIAD shall procure and maintain a policy or policies of comprehensive general liability insurance, including broad form and contractual liability, in a minimum amount of [***] combined single limit per occurrence and in the aggregate as respects personal injury, bodily injury and property damage arising out of MYRIAD’S performance of this AGREEMENT.

8.4.2 MYRIAD shall, upon commencement of clinical trials involving JOINT LICENSED PRODUCTS, procure and maintain a policy or policies of product liability insurance in a minimum amount of [***] combined single limit per occurrence and in the aggregate as respects bodily injury and property damage arising out of MYRIAD’s performance of this AGREEMENT.

8.4.3 The policy or policies of insurance specified herein shall be issued by an insurance carrier with an A.M. Best rating of “A” or better and shall name PENN as an additional insured with respect to MYRIAD’s performance of this AGREEMENT. MYRIAD shall provide PENN with certificates evidencing the insurance coverage required herein and all subsequent renewals thereof. Such certificates shall provide that MYRIAD’s insurance carrier(s) notify PENN in writing at least [***] prior to cancellation or material change in coverage.

8.4.4 PENN shall periodically review the adequacy of the minimum limits of liability specified herein. Further, PENN reserves the right to request MYRIAD to adjust such coverage limits accordingly. The specified minimum insurance amounts shall not constitute a limitation on MYRIAD’s obligation to indemnify PENN under this AGREEMENT.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE 9—USE OF PENN’S NAME; INDEPENDENT CONTRACTOR

9.1 MYRIAD and its employees and agents shall not use and MYRIAD shall not permit its sublicensees to use PENN’s name, any adaptation thereof, any PENN logotype, trademark, service mark or slogan or the name mark or logotype of any PENN representative or organization in any way without the prior, written consent of PENN.

9.2 Nothing herein shall be deemed to establish a relationship of principal and agent between PENN and MYRIAD, nor any of their agents or employees for any purpose whatsoever. This AGREEMENT shall not be construed as constituting PENN and MYRIAD as partners, or as creating any other form of legal association or arrangement which would impose liability upon one party for the act or failure to act of the other party.

ARTICLE 10—ADDITIONAL PROVISIONS

10.1 MYRIAD shall comply with all prevailing laws, rules and regulations pertaining to the development, testing, manufacture, marketing, sale, use, import or export of products. Without limiting the foregoing, it is understood that this AGREEMENT may be subject to United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes and other commodities, articles and information, including the Arms Export Control Act as amended in the Export Administration Act of 1979, and that the parties obligations hereunder are contingent upon compliance with applicable United States export laws and regulations. The transfer of certain technical data and commodities may require a license from the cognizant agency of the United States Government and/or written assurances by MYRIAD that MYRIAD shall not export data or commodities to certain foreign countries without prior approval of such agency. PENN neither represents that a license is not required nor that, if required, it will issue.

10.2 This AGREEMENT and the rights and duties appertaining thereto may not be assigned by MYRIAD without first obtaining the express written consent of PENN. Any such purported assignment, without the written consent of PENN, shall be null and of no effect.

10.3 Notices, payments, statements, reports and other communications under this AGREEMENT shall be in writing and shall be deemed to have been received as of the date dispatched if sent by public overnight courier (e.g. Federal Express) and addressed as follows:

If for PENN:

University of Pennsylvania

Center for Technology Transfer

3700 Market Street, Suite 300

Philadelphia, PA 19104-3147

Attention: Managing Director

with a copy to:

Office of General Counsel

University of Pennsylvania

211 College Hall

Philadelphia, PA 19104-6303

Attention: General Counsel

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

If for MYRIAD:

Myriad Genetics, Inc.

390 Wakara Way

Salt Lake City, UT 84108

Attention: President

Either party may change its official address upon written notice to the other party.

10.4 This AGREEMENT shall be construed and governed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to conflict of law provisions.

10.5 This AGREEMENT and the MATERIAL TRANSFER. AGREEMENT are being entered into simultaneously and each is related to the other in setting forth the entire agreement of the parties. Any modification of this AGREEMENT shall be in writing and signed by an authorized representative of each party.

10.6 In the event that a party to this AGREEMENT perceives the existence of a dispute with the other party concerning any right or duty provided for herein, the parties shall, as soon as practicable, confer in an attempt to resolve the dispute. If the parties are unable to resolve such dispute amicably, then the parties hereby submit to the exclusive jurisdiction of and venue in the courts located in the Eastern District of the Commonwealth of Pennsylvania with respect to any and all disputes concerning the subject of this AGREEMENT.

10.7 A waiver by either party of a breach or violation of any provision of this AGREEMENT will not constitute or be construed as a waiver of any subsequent breach or violation of that provision or as a waiver of any breach or violation of any other provision of this AGREEMENT.

10.8 Any of the provisions of this AGREEMENT which are determined to be invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability in such jurisdiction, without rendering invalid or unenforceable the remaining provisions hereof or affecting the validity or unenforceability of any of the terms of this AGREEMENT in any other jurisdiction.

10.9 The headings and captions used in this AGREEMENT are for convenience of reference only and shall not affect its construction or interpretation.

10.10 Nothing in this AGREEMENT, express or implied, is intended to confer on any person, other than the parties hereto or their permitted assigns, any benefits, rights or remedies.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

10.11 PENN and MYRIAD shall not discriminate against any employee or applicant for employment because of race, color, sex, sexual or affectional preference, age, religion, national or ethnic origin, or handicap.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF the parties, intending to be legally bound, have caused this AGREEMENT to be executed by their duly authorized representatives.

THE TRUSTEES OF THE UNIVERSITY OF PENNSYLVANIA

SIGNATURE:	/s/ Louis Berneman
Louis Berneman
Managing Director
Center for Technology Transfer

DATE:	3/13/96

MYRIAD GENETICS, INC.

SIGNATURE:	/s/ Peter D. Meldrum
Peter Meldrum
President and CEO

DATE:	3/13/96

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Attachment 1

	Patent Number	Title

1.	[***]	[***]

2.	[***]	[***]

3.	[***]	[***]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.